Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the CryoCor, Inc. 2000 Stock Option Plan, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Plan, and 2005 Employee Stock Purchase Plan of our report dated February 17, 2006, with respect to the consolidated financial statements of CryoCor, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission

/s/ Ernst & Young LLP

San Diego, California

May 4, 2005